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                                                                   EXHIBIT 10.13

                         NON-NEGOTIABLE PROMISSORY NOTE

$3,000,001.75                                              Cleveland, Ohio
(Principal Amount)                                          July 10, 2001

         FOR VALUE RECEIVED, HYLAND SOFTWARE, INC., an Ohio corporation (the "Maker"), whose address is The Bridge Building, A-50, 18500 Lake Road, Rocky River, Ohio, 44116, hereby promises to pay to J. PATRICK HYLAND, JR. and GRETCHEN A. HYLAND, husband and wife, as joint tenants with right of survivorship (collectively, the "Payee"), whose address is 24600 Hilliard, Westlake, Ohio 44145, the principal sum of Three Million One and 75/100 Dollars ($3,000,001.75), with simple interest (computed on the basis of a 365-day year for actual days elapsed) on the principal amount from time to time remaining unpaid hereon at the rate of five and 65/100 percent (5.65%) per annum from the date hereof, payable as follows:

         (1) quarterly installments of interest on the unpaid principal balance of this Note from time to time commencing on October 1, 2001 and continuing on the first day of each succeeding calendar quarter until the principal balance of this Note has been paid in full; and

         (2) equal installments of principal in the amount of $1,000,000 on July 1, 2002 and July 1, 2003, and a final installment of the unpaid balance of the principal amount on July 1, 2004. If Maker defaults on any payment of principal or interest, then during the period of default Maker agrees to pay interest on the amount in default at the rate of ten percent (10%) per annum after the date due, whether by acceleration or otherwise, and until such amount and such default interest is paid in full, such default interest, if any, to be payable quarterly as aforesaid or, at the option of Payee, on demand.

         1. Payments. Principal and interest due hereunder shall be paid in lawful money of the United States of America (or by Maker's good check payable in such money) at Payee's address (as given above) or at such other place as Payee or any other holder of this Note may from time to time have designated by prior written notice to Maker. If any payment of principal or interest on or with respect to this Note becomes due and payable on any date that is not a Business Day, such amount shall be payable on the immediately succeeding Business Day. "Business Day" means any day other than a Saturday, Sunday or any other day on which commercial banks are required or authorized by law or regulation to be closed In Cleveland, Ohio.

         2. Prepayment. Maker shall have the right at any time and from time to time to prepay all or any part of the principal amount or interest of this Note, without premium or penalty. All prepayments made hereunder shall first be applied against any Interest then due hereunder and shall then be applied against principal in the inverse order of maturity.

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         3.       Events of Default. The following shall constitute Events of
Default:

                  (a) failure to pay when due any payment of principal or interest due under this Note, which failure continues for a period of fifteen
(15) days after the due date of such payment; or

                  (b) the breach by Maker of any representation, warranty or covenant contained in that certain Share Repurchase Agreement between Maker and Payee of even date herewith (the "Repurchase Agreement") which Maker has not cured within thirty (30) days after its receipt of written notice of default from Payee; or

                  (c) written admission by Maker of Maker's inability to pay Maker's debts as they become due; Maker becomes insolvent or bankrupt or is generally not paying its debts as they become due; Maker applies for or consents to the appointment of a custodian, liquidator, trustee or receiver for Maker or for the major part of its property; a custodian, liquidator, trustee or receiver is appointed for Maker or for the major part of its property and is not discharged within 90 days of such appointment; an assignment by Maker for the benefit of creditors; the institution of proceedings by Maker under the Federal Bankruptcy Code or any state law relating to relief of debtors; or the institution of proceedings under the Federal Bankruptcy Code or any state law relating to relief of debtors by another party against Maker which is consented to or not subsequently dismissed within 90 days of the filing of same.

If an Event of Default should occur, Payee, at Payee's option, may declare the outstanding principal balance of and all accrued but unpaid interest on this Note to be immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

         4. Waiver. No delay or omission of Payee in exercising any right or power hereunder shall impair such right or power or be a waiver of any default or an acquiescence therein; and any single or partial exercise of any such right or power shall not preclude other or further exercise thereof, or the exercise of any other right; and no waiver shall be valid unless in writing signed by Payee, and then only to the extent specifically set forth in such writing. All remedies hereunder or by law afforded shall be cumulative and shall be available to Payee until the principal amount of and all interest on this Note have been paid in full.

         5. Binding Effect; Non-Negotiability. The terms and provisions of this Note shall be binding upon Maker and Maker's successors-in-interest, legal representatives and permitted assigns, and shall inure to the benefit of Payee and Payee's heirs, legal representatives, successors and permitted assigns. Maker shall not delegate the performance of any obligation hereunder to any third party without the prior written consent of Payee. Payee shall not assign this Note, in whole or in part, to any third party without the prior written consent of Maker. Payee acknowledges and agrees that this Note is intended to be, and for all purposes shall be, a non-negotiable instrument.

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         6.       Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Ohio, without giving effect to conflict of laws principles thereof.

         7. Headings. The section headings contained in this Note are intended solely for convenience of reference and do not themselves constitute a part of this Note.

         8. Severability. If any provision of this Note or the application thereof to any person or circumstance should, for any reason and to any extent, be invalid or unenforceable, the remainder of this Note and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

         9. Consent to Jurisdiction. Any action or proceeding brought in connection with this Note, may be commenced in any federal or state court located in Cuyahoga County, Ohio, and all objections to personal Jurisdiction, venue and forum nonconveniens in any action or proceeding so commenced are hereby waived. As long as service of process is by notice as required by any such court, all objections to improper service of process are hereby waived.

         IN WITNESS WHEREOF, Maker has executed this Note as of the date first above written.

                                                    HYLAND SOFTWARE, INC.

                                                    By: Chris Hyland
                                                        ------------------------
                                                    Its: CFO
                                                                ("Maker")

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